UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2013 (February 1, 2013)

Q Lotus Holdings, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52595 (Commission File Number)	14-1961383 (I.R.S. Employer Identification Number)

20 N Wacker Dr, Suite 4120, Chicago, IL 60606 (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (312) 379-1800

520 N Kingsbury St, Unit 1810, Chicago, IL 60654

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective February 11, 2013, Q Lotus Holdings, Inc. (“Q Lotus”) has relocated and opened its new world headquarters at 20 N Wacker Dr, Suite 4120, Chicago, IL 60606. Q Lotus is a diversified finance and financial services holding company with growing headquarters’ needs to accommodate its recently announced expanding business opportunities domestically and internationally. The new office is being structured to accommodate the Company’s international business needs with its Hong Kong affiliate, Q Lotus Holdings Ltd., as well as its recently announced business opportunities that have been developed with EPC Oil & Gas SDN. BHD and Richmond Energy (UK) Ltd. The world headquarters will provide the capability for the Company to support and properly grow its businesses in finance, real estate, and natural resources.

Item 1.01 Entry into a Material Definitive Agreement

Effective as of February 1, 2013, Q Lotus entered into an agreement with Crosspoint Capital LLC whereby Crosspoint Capital will provide advisory services related to the structure, creation and issuance of asset-backed notes. Such services will include evaluation and assessment of collateral to support note issuance, strategic considerations related to structuring and placement, structuring of notes, preparation of materials, creation of note and offering documents, and considerations and requirements related to Depository Trust Corporation eligibility if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC. (Registrant)

Date: February 13, 2013	By:	/s/ Gary A Rosenberg
Gary A. Rosenberg
Chief Executive Officer